                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-62214, 33-23952, 33-25455, 33-25454,
33-28396,  33-30599, 2-91519, 33-60428, 33-60426, 33-54335) and the Registration
Statement on Form S-3 (Registration No. 33-56225) of Union Camp Corporation of our report dated February 7, 1996 appearing on page 28 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of this Form 10-K.



PRICE WATERHOUSE LLP

Morristown, New Jersey
July 1, 1996